Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 27, 2017, relating to the consolidated financial statements of Genesis Energy, L.P. and subsidiaries (the “Partnership”), appearing in the Annual Report on Form 10-K of Genesis Energy, L.P. for the year ended December 31, 2018, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Houston, Texas
June 28, 2019